Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints each of Judith A. Johansen and Andrew P. Haller his or her true and lawful attorney and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report of PacifiCorp on Form 10-K for the fiscal year ended March 31, 2002 including any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney and agent full power and authority to do any and all acts and things necessary or advisable to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Dated: May 24, 2002.

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[Directors]